EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Matt Walsh (650) 312-2245, matthew.walsh@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Preliminary Fourth Quarter and Fiscal Year Results

San Mateo, CA, November 1, 2021 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced preliminary net income1 of $665.7 million or $1.30 per diluted share for the quarter ended September 30, 2021, as compared to $438.4 million or $0.86 per diluted share for the previous quarter, and $78.9 million or $0.15 per diluted share for the quarter ended September 30, 2020. Preliminary net income1 for the year ended September 30, 2021 was $1,831.2 million or $3.57 per diluted share, as compared to $798.9 million or $1.59 per diluted share for the prior year. Preliminary operating income was $531.5 million for the quarter ended September 30, 2021, as compared to $478.1 million for the previous quarter and $103.6 million in the prior year. The quarter ended September 30, 2021 includes a tax benefit2 of $155.1 million or $0.30 per diluted share due to the release of certain tax reserves primarily related to the closure of Internal Revenue Service audits and increases in our ability to utilize certain tax attributes resulting from the integration of our business.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Preliminary adjusted net income3 was $644.6 million and adjusted diluted earnings per share3 was $1.26 for the quarter ended September 30, 2021, inclusive of the aforementioned $0.30 per share tax benefit, as compared to $493.7 million and $0.96 for the previous quarter, and $291.0 million and $0.56 for the quarter ended September 30, 2020. Preliminary adjusted net income3 was $1,915.2 million and adjusted diluted earnings per share3 was $3.74 for the year ended September 30, 2021, as compared to $1,311.0 million and $2.61 for the prior year. Preliminary adjusted operating income3 was $647.1 million for the quarter ended September 30, 2021, as compared to $601.2 million for the previous quarter and $428.9 million in the prior year.

“Fiscal 2021 was the first full year of results since we closed the Legg Mason transaction. The strategic and financial benefits from the acquisition have exceeded our goals and position our company for success in the years ahead,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “Investment performance across our specialist investment managers was strong and improved meaningfully across all time periods compared to a year ago. Improved performance has led to increased and more diversified gross sales as well as improved redemption rates. We continue to see momentum in a number of core growth areas, with positive net flows during the fiscal year in alternatives, wealth management, SMAs and ESG-specific strategies.

“Building upon our existing strengths, we have thoughtfully deployed our balance sheet capital to seize opportunities in areas that will drive industry growth. Our focus on growing our alternatives capabilities led us to today’s announced acquisition of Lexington Partners and we are delighted to attract such a talented team to partner with Franklin Templeton. The acquisition will further diversify our alternative asset management business to include alternative equity, the largest segment of the market. We also ended the quarter with our announced acquisition of O’Shaughnessy Asset Management (OSAM) and its Canvas Custom Indexing platform. OSAM is poised to take our existing strengths in SMA to the next level, particularly in our tax management, factor-based, and ESG customization capabilities.”

	Quarter Ended		% Change	Quarter Ended	% Change	Fiscal Year Ended September 30,		% Change
	30-Sep-21	30-Jun-21	Qtr. vs. Qtr.	30-Sep-20	Year vs. Year	2021	2020
Financial Results
(in millions, except per share data)
Operating revenues	$2,181.0	$2,172.9	0%	$1,705.0	28%	$8,425.5	$5,566.5	51%
Operating income	531.5	478.1	11%	103.6	413%	1,875.0	1,048.9	79%
Operating margin	24.4%	22.0%		6.1%		22.3%	18.8%

Net income¹	$665.7	$438.4	52%	$78.9	744%	$1,831.2	$798.9	129%
Diluted earnings per share	1.30	0.86	51%	0.15	767%	3.57	1.59	125%

As adjusted (non-GAAP):[3]
Adjusted operating income	$647.1	$601.2	8%	$428.9	51%	$2,379.3	$1,491.1	60%
Adjusted operating margin	39.0%	36.5%		34.7%		37.7%	38.5%

Adjusted net income	$644.6	$493.7	31%	$291.0	122%	$1,915.2	$1,311.0	46%
Adjusted diluted earnings per share	1.26	0.96	31%	0.56	125%	3.74	2.61	43%

Assets Under Management
(in billions)
Ending	$1,530.1	$1,552.1	(1%)	$1,418.9	8%	$1,530.1	$1,418.9	8%
Average[4]	1,552.9	1,531.0	1%	1,227.8	26%	1,504.1	832.9	81%
Long-term net flows	(9.9)	(6.6)		(12.6)		(25.2)	(61.6)

Total assets under management (“AUM”) were $1,530.1 billion at September 30, 2021, down $22.0 billion or 1% during the quarter due to $11.7 billion of net market change, distributions and other, $9.9 billion of long-term net outflows and $3.9 billion of cash management net outflows, slightly offset by $3.5 billion from an acquisition. AUM increased $111.2 billion or 8% during the fiscal year due to $148.0 billion of net market change, distributions and other, and $3.5 billion from an acquisition, partially offset by $25.2 billion of long-term net outflows and $15.1 billion of cash management net outflows.

Cash and cash equivalents and investments were $5.9 billion at September 30, 2021, as compared to $4.3 billion at September 30, 2020. Including the Company’s direct investments in consolidated investment products, cash and cash equivalents and investments were $6.9 billion at September 30, 2021, as compared to $5.1 billion at September 30, 2020. Total stockholders’ equity was $11.8 billion at September 30, 2021, as compared to $10.9 billion at September 30, 2020. The Company had 501.8 million shares of common stock outstanding at September 30, 2021, as compared to 495.1 million shares outstanding at September 30, 2020. The Company repurchased 2.2 million shares of its common stock for a total cost of $70.4 million during the quarter ended September 30, 2021, and 7.3 million shares for a total cost of $208.2 million during the fiscal year.

Conference Call Information

A written commentary on the results by Jenny Johnson, President and CEO; Matthew Nicholls, Executive Vice President and CFO; and Adam Spector, Executive Vice President, Head of Global Distribution will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Nicholls and Spector will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (833) 350-1245 in the U.S. and Canada or (236) 712-2205 internationally. A replay of the teleconference can also be accessed by calling (800) 585-8367 in the U.S. and Canada or (416) 621-4642 internationally using access code 1859388, after 2:00 p.m. Eastern Time on November 1, 2021 through November 8, 2021, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

FRANKLIN RESOURCES, INC. PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2021	2020		2021	2020
Operating Revenues
Investment management fees	$1,705.5	$1,284.6	33%	$6,541.6	$3,981.7	64%
Sales and distribution fees	408.1	366.7	11%	1,635.5	1,362.0	20%
Shareholder servicing fees	55.6	45.7	22%	211.2	195.1	8%
Other	11.8	8.0	48%	37.2	27.7	34%
Total operating revenues	2,181.0	1,705.0	28%	8,425.5	5,566.5	51%
Operating Expenses
Compensation and benefits	742.1	732.3	1%	2,971.3	1,873.9	59%
Sales, distribution and marketing	526.5	466.7	13%	2,105.8	1,703.1	24%
Information systems and technology	130.3	102.0	28%	486.1	288.4	69%
Occupancy	54.0	47.5	14%	218.1	147.9	47%
Amortization of intangible assets	57.9	40.1	44%	232.0	54.0	330%
General, administrative and other	138.7	212.8	(35%)	537.2	450.3	19%
Total operating expenses	1,649.5	1,601.4	3%	6,550.5	4,517.6	45%
Operating Income	531.5	103.6	413%	1,875.0	1,048.9	79%
Other Income (Expenses)
Investment and other income (losses), net	67.5	25.1	169%	264.7	(38.4)	NM
Interest expense	(14.1)	(18.4)	(23%)	(85.4)	(33.4)	156%
Investment and other income of consolidated investment products,net	157.8	95.6	65%	421.1	70.2	500%
Expenses of consolidated investment products	(4.7)	(6.3)	(25%)	(31.2)	(29.4)	6%
Other income (expenses), net	206.5	96.0	115%	569.2	(31.0)	NM
Income before taxes	738.0	199.6	270%	2,444.2	1,017.9	140%
Taxes on income[2]	(4.8)	73.1	NM	349.6	230.8	51%
Net income	742.8	126.5	487%	2,094.6	787.1	166%
Less: net income (loss) attributable to
Redeemable noncontrolling interests	29.7	36.8	(19%)	94.1	48.6	94%
Nonredeemable noncontrolling interests	47.4	10.8	339%	169.3	(60.4)	NM
Net Income Attributable to Franklin Resources, Inc.	$665.7	$78.9	744%	$1,831.2	$798.9	129%

Earnings per Share
Basic	$1.31	$0.15	773%	$3.58	$1.59	125%
Diluted	1.30	0.15	767%	3.57	1.59	125%
Dividends Declared per Share	$0.28	$0.27	4%	$1.12	$1.08	4%

Average Shares Outstanding
Basic	488.9	491.1	0%	489.9	491.9	0%
Diluted	489.7	491.7	0%	490.6	492.4	0%

Operating Margin	24.4%	6.1%		22.3%	18.8%

FRANKLIN RESOURCES, INC. PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	30-Sep-21	30-Jun-21		31-Mar-21	31-Dec-20	30-Sep-20
Operating Revenues
Investment management fees	$1,705.5	$1,697.3	0%	$1,598.4	$1,540.4	$1,284.6
Sales and distribution fees	408.1	416.9	(2%)	413.6	396.9	366.7
Shareholder servicing fees	55.6	50.5	10%	55.7	49.4	45.7
Other	11.8	8.2	44%	8.8	8.4	8.0
Total operating revenues	2,181.0	2,172.9	0%	2,076.5	1,995.1	1,705.0
Operating Expenses
Compensation and benefits	742.1	771.4	(4%)	732.3	725.5	732.3
Sales, distribution and marketing	526.5	531.0	(1%)	541.8	506.5	466.7
Information systems and technology	130.3	121.8	7%	117.5	116.5	102.0
Occupancy	54.0	54.6	(1%)	53.8	55.7	47.5
Amortization of intangible assets	57.9	58.0	0%	57.9	58.2	40.1
General, administrative and other	138.7	158.0	(12%)	116.9	123.6	212.8
Total operating expenses	1,649.5	1,694.8	(3%)	1,620.2	1,586.0	1,601.4
Operating Income	531.5	478.1	11%	456.3	409.1	103.6
Other Income (Expenses)
Investment and other income, net	67.5	52.9	28%	67.1	77.2	25.1
Interest expense	(14.1)	(25.7)	(45%)	(15.9)	(29.7)	(18.4)
Investment and other income of consolidated investment products, net	157.8	61.0	159%	111.2	91.1	95.6
Expenses of consolidated investment products	(4.7)	(10.9)	(57%)	(5.2)	(10.4)	(6.3)
Other income, net	206.5	77.3	167%	157.2	128.2	96.0
Income before taxes	738.0	555.4	33%	613.5	537.3	199.6
Taxes on income[2]	(4.8)	83.8	NM	128.1	142.5	73.1
Net income	742.8	471.6	58%	485.4	394.8	126.5
Less: net income (loss) attributable to
Redeemable noncontrolling interests	29.7	33.7	(12%)	12.0	18.7	36.8
Nonredeemable noncontrolling interests	47.4	(0.5)	NM	91.6	30.8	10.8
Net Income Attributable to Franklin Resources, Inc.	$665.7	$438.4	52%	$381.8	$345.3	$78.9

Earnings per Share
Basic	$1.31	$0.86	52%	$0.74	$0.67	$0.15
Diluted	1.30	0.86	51%	0.74	0.67	0.15
Dividends Declared per Share	$0.28	$0.28	0%	$0.28	$0.28	$0.27

Average Shares Outstanding
Basic	488.9	489.2	0%	490.5	491.1	491.1
Diluted	489.7	489.9	0%	490.9	491.7	491.7

Operating Margin	24.4%	22.0%		22.0%	20.5%	6.1%

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2021	2020		2021	2020
Beginning AUM	$1,552.1	$622.8	149%	$1,418.9	$692.6	105%
Long-term inflows	83.2	65.4	27%	364.7	182.4	100%
Long-term outflows	(93.1)	(78.0)	19%	(389.9)	(244.0)	60%
Long-term net flows	(9.9)	(12.6)	(21%)	(25.2)	(61.6)	(59%)
Cash management net flows	(3.9)	(11.1)	(65%)	(15.1)	(9.9)	53%
Total net flows	(13.8)	(23.7)	(42%)	(40.3)	(71.5)	(44%)
Acquisitions	3.5	797.4	(100%)	3.5	806.5	(100%)
Net market change, distributions and other[5]	(11.7)	22.4	NM	148.0	(8.7)	NM
Ending AUM	$1,530.1	$1,418.9	8%	$1,530.1	$1,418.9	8%
Average AUM	$1,552.9	$1,227.8	26%	$1,504.1	$832.9	81%

AUM BY ASSET CLASS

(in billions)	30-Sep-21	30-Jun-21	% Change	31-Mar-21	31-Dec-20	30-Sep-20
Fixed Income	$650.3	$658.1	(1%)	$642.3	$669.9	$656.9
Equity	523.6	536.9	(2%)	511.9	495.7	438.1
Multi-Asset	152.4	153.0	0%	148.2	141.1	129.4
Alternative	145.2	140.8	3%	131.1	127.1	122.1
Cash Management	58.6	63.3	(7%)	65.4	64.2	72.4
Total AUM	$1,530.1	$1,552.1	(1%)	$1,498.9	$1,498.0	$1,418.9
Average AUM for the Three-Month Period	$1,552.9	$1,531.0	1%	$1,497.9	$1,443.8	$1,227.8

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL

	As of and for the Three Months Ended
(in billions)	30-Sep-21	% of Total	30-Jun-21	% of Total	30-Sep-20	% of Total
Long-Term Inflows
United States	$58.6	70%	$62.3	74%	$47.4	72%
International	24.6	30%	21.4	26%	18.0	28%
Total long-term inflows	$83.2	100%	$83.7	100%	$65.4	100%
Long-Term Outflows
United States	$(66.5)	71%	$(60.1)	67%	$(50.9)	65%
International	(26.6)	29%	(30.2)	33%	(27.1)	35%
Total long-term outflows	$(93.1)	100%	$(90.3)	100%	$(78.0)	100%
AUM
United States	$1,140.2	75%	$1,151.2	74%	$1,024.0	72%
International	389.9	25%	400.9	26%	394.9	28%
Total AUM	$1,530.1	100%	$1,552.1	100%	$1,418.9	100%

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended September 30, 2021	Fixed Income	Equity	Multi-Asset	Alternative	Cash Management	Total
AUM at July 1, 2021	$658.1	$536.9	$153.0	$140.8	$63.3	$1,552.1
Long-term inflows	40.8	29.1	8.8	4.5	—	83.2
Long-term outflows	(46.1)	(35.4)	(8.7)	(2.9)	—	(93.1)
Long-term net flows	(5.3)	(6.3)	0.1	1.6	—	(9.9)
Cash management net flows	—	—	—	—	(3.9)	(3.9)
Total net flows	(5.3)	(6.3)	0.1	1.6	(3.9)	(13.8)
Acquisition	3.5	—	—	—	—	3.5
Net market change, distributions and other[5]	(6.0)	(7.0)	(0.7)	2.8	(0.8)	(11.7)
AUM at September 30, 2021	$650.3	$523.6	$152.4	$145.2	$58.6	$1,530.1

(in billions)
for the three months ended June 30, 2021	Fixed Income	Equity	Multi-Asset	Alternative	Cash Management	Total
AUM at April 1, 2021	$642.3	$511.9	$148.2	$131.1	$65.4	$1,498.9
Long-term inflows	40.2	29.1	8.6	5.8	—	83.7
Long-term outflows	(38.1)	(40.6)	(8.9)	(2.7)	—	(90.3)
Long-term net flows	2.1	(11.5)	(0.3)	3.1	—	(6.6)
Cash management net flows	—	—	—	—	(2.2)	(2.2)
Total net flows	2.1	(11.5)	(0.3)	3.1	(2.2)	(8.8)
Net market change, distributions and other[5]	13.7	36.5	5.1	6.6	0.1	62.0
AUM at June 30, 2021	$658.1	$536.9	$153.0	$140.8	$63.3	$1,552.1

(in billions)
for the three months ended September 30, 2020	Fixed Income	Equity	Multi-Asset	Alternative	Cash Management	Total
AUM at July 1, 2020	$211.3	$235.8	$118.5	$46.8	$10.4	$622.8
Long-term inflows	34.4	19.8	7.6	3.6	—	65.4
Long-term outflows	(36.8)	(29.4)	(9.2)	(2.6)	—	(78.0)
Long-term net flows	(2.4)	(9.6)	(1.6)	1.0	—	(12.6)
Cash management net flows	—	—	—	—	(11.1)	(11.1)
Total net flows	(2.4)	(9.6)	(1.6)	1.0	(11.1)	(23.7)
Acquisition	449.6	189.2	9.1	73.9	75.6	797.4
Net market change, distributions and other[5]	(1.6)	22.7	3.4	0.4	(2.5)	22.4
AUM at September 30, 2020	$656.9	$438.1	$129.4	$122.1	$72.4	$1,418.9

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers as these measures exclude the impact of consolidated investment products (“CIPs”) and mitigate the margin variability related to sales and distribution revenues and expenses across multiple distribution channels globally. These measures also exclude performance-based investment management fees which are fully passed through as compensation and benefits expense per the terms of a previous acquisition by Legg Mason and have no impact on net income. These non-GAAP measures also exclude acquisition-related expenses, certain items which management considers to be nonrecurring, unrealized investment gains and losses included in investment and other income (losses), net, and the related income tax effect of these adjustments, as applicable. These non-GAAP measures also exclude the impact on compensation and benefits expense from gains and losses on investments made to fund deferred compensation plans and on seed investments under certain historical revenue sharing arrangements, which is offset in investment and other income (losses), net.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related retention compensation.
•Impact on compensation and benefits expense from gains and losses on investments related to Legg Mason deferred compensation plans and seed investments, which is offset in investment and other income (losses), net.
•Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration liabilities.
•Amortization and impairment of intangible assets and goodwill.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and specific initiatives announced by the Company.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.
•Elimination of operating revenues upon consolidation of investment products.

Adjusted Net Income
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs, including investment and other income (losses), net, and income (loss) attributable to noncontrolling interests, net of revenues eliminated upon consolidation of investment products.
•Acquisition-related retention compensation.
•Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration liabilities.
•Amortization and impairment of intangible assets.
•Impairment of goodwill and write off of noncontrolling interests related to the wind down of an acquired business.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and specific initiatives announced by the Company.
•Net gains or losses on investments related to Legg Mason deferred compensation plans which are not offset by compensation and benefits expense.
•Unrealized investment gains and losses other than those that are offset by compensation and benefits expense.
•Interest expense for amortization of Legg Mason debt premium from acquisition-date fair value adjustment.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
Adjusted Diluted Earnings Per Share
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.
In calculating adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share, we adjust for activities of CIPs because the impact of consolidated products is not considered reflective of the underlying results of our operations. We adjust for acquisition-related retention compensation, other acquisition-related expenses, amortization and impairment of intangible assets and goodwill, the write-off of noncontrolling interests, and interest expense for amortization of the Legg Mason debt premium to facilitate comparability of our operating results with the results of other asset management firms. We adjust for special termination benefits related to workforce optimization initiatives related to past acquisitions and specific initiatives announced by the Company because these items are deemed nonrecurring. In calculating adjusted net income and adjusted diluted earnings per share, we adjust for unrealized investment gains and losses included in investment and other income (losses), net and net gains or losses on investments related to Legg Mason deferred compensation plans which are not offset by compensation and benefits expense because these items primarily relate to seed and strategic investments which have been and are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20
Operating income	$531.5	$478.1	$103.6	$1,875.0	$1,048.9
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	6.1	5.2	5.7	22.8	23.6
Acquisition-related retention	34.5	39.1	131.8	163.7	195.8
Compensation and benefits expense from gains on deferred compensation and seed investments, net	(1.2)	9.6	1.2	22.7	1.2
Other acquisition-related expenses	13.0	7.3	47.8	36.0	57.4
Amortization of intangible assets	57.9	58.0	40.1	232.0	54.0
Impairment of goodwill and intangible assets	—	—	52.6	—	55.4
Special termination benefits	5.3	3.9	46.1	27.1	54.8
Adjusted operating income	$647.1	$601.2	$428.9	$2,379.3	$1,491.1

Total operating revenues	$2,181.0	$2,172.9	$1,705.0	$8,425.5	$5,566.5
Add (subtract):
Acquisition-related pass through performance fees	—	—	(9.4)	(25.3)	(9.4)
Sales and distribution fees	(408.1)	(416.9)	(366.7)	(1,635.5)	(1,362.0)
Allocation of investment management fees for sales, distribution and marketing expenses	(118.4)	(114.1)	(100.0)	(470.3)	(341.1)
Elimination of operating revenues upon consolidation of investment products*	6.1	5.2	5.7	22.8	23.6
Adjusted operating revenues	$1,660.6	$1,647.1	$1,234.6	$6,317.2	$3,877.6

Operating margin	24.4%	22.0%	6.1%	22.3%	18.8%
Adjusted operating margin	39.0%	36.5%	34.7%	37.7%	38.5%

(in millions, except per share data)	Three Months Ended			Twelve Months Ended
	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20
Net income attributable to Franklin Resources, Inc.	$665.7	$438.4	$78.9	$1,831.2	$798.9
Add (subtract):
Net (income) loss of consolidated investment products*	(17.1)	(0.6)	1.5	(2.8)	(4.6)
Acquisition-related retention	34.5	39.1	131.8	163.7	195.8
Other acquisition-related expenses	13.0	7.2	50.7	34.0	58.6
Amortization of intangible assets	57.9	58.0	40.1	232.0	54.0
Impairment of goodwill and intangible assets	—	—	52.6	—	55.4
Special termination benefits	5.3	3.9	46.1	27.1	54.8
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	1.1	(0.9)	(0.1)	(1.2)	(0.1)
Unrealized investment (gains) losses	(99.1)	(30.1)	(26.9)	(285.7)	221.0
Interest expense for amortization of debt premium	(22.1)	(6.4)	(4.7)	(51.4)	(4.7)
Write off of noncontrolling interests	—	—	(16.7)	—	(16.7)
Net income tax benefit (expense) of adjustments	5.4	(14.9)	(62.3)	(31.7)	(101.4)
Adjusted net income	$644.6	$493.7	$291.0	$1,915.2	$1,311.0

Diluted earnings per share	$1.30	$0.86	$0.15	$3.57	$1.59
Adjusted diluted earnings per share	1.26	0.96	0.56	3.74	2.61
__________________
*    The impact of consolidated investment products is summarized as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20
Elimination of operating revenues upon consolidation	$(6.1)	$(5.2)	$(5.7)	$(22.8)	$(23.6)
Other income, net	78.4	13.1	55.3	207.4	33.6
Less: income attributable to noncontrolling interests	55.2	7.3	51.1	181.8	5.4
Net income (loss)	$17.1	$0.6	$(1.5)	$2.8	$4.6

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.Taxes on income for the quarter ended September 30, 2021 includes a tax benefit of $155.1 million due to the release of certain tax reserves primarily related to the closure of Internal Revenue Service audits and increases in our ability to utilize certain tax attributes resulting from the integration of our business. For the quarter ended June 30, 2021, taxes on income includes a $23.1 million tax benefit from a valuation allowance release for interest expense carryforwards in the U.K.
3.“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
4.Average AUM represents simple monthly average AUM.
5.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.

Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 165 countries. Franklin Templeton’s mission is to help people all over the world achieve the most important milestones of their lives through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company brings extensive capabilities in equity, fixed income, multi-asset solutions and alternatives. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has over 70 years of investment experience and approximately $1.5 trillion in AUM as of September 30, 2021. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

The financial results in this press release are preliminary. Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “preliminary,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and our subsequent Quarterly Reports on Form 10-Q:

•Our business and operations are subject to adverse effects from the outbreak and spread of contagious diseases such as COVID-19, which adverse effects may continue.
•Volatility and disruption of our business and the capital and credit markets and adverse changes in the global economy may significantly affect our results of operations and may put pressure on our financial results.
•The amount and mix of our AUM are subject to significant fluctuations.
•We are subject to significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets.
•Our funds may be subject to liquidity risks or an unanticipated large number of redemptions and fund closures.
•A shift in our asset mix toward lower fee products may negatively impact our revenues.
•We may not effectively manage risks associated with the replacement of benchmark indices.
•Poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.
•Harm to our reputation may negatively impact our revenues and income.
•Our completed acquisition of Legg Mason, Inc. remains subject to integration risks.
•Our business operations are complex and a failure to perform operational tasks properly or comply with applicable regulatory requirements could have an adverse effect on our revenues and income.
•Failure to establish adequate controls and risk management policies, or the circumvention of controls and policies, could have an adverse effect on our global operations, reputation and financial position.
•We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.
•Our focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.
•We may review and pursue strategic transactions that could pose risks to our business.
•Failure to properly address the increased transformative pressures affecting the asset management industry could negatively impact our business.
•Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.
•Increasing competition and other changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.
•Any failure of our third-party providers to fulfill their obligations, or our failure to maintain good relationships with our providers, could adversely impact our business.
•We may be adversely affected if any of our third-party providers is subject to a successful cyber or security attack.
•Our ability to manage and grow our business successfully can be impeded by systems and other technological limitations.
•Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation.
•Our inability to recover successfully, should we experience a disaster or other business continuity problem, could cause material financial loss, regulatory actions, legal liability, and/or reputational harm.
•We depend on key personnel and our financial performance could be negatively affected by the loss of their services.
•Our ability to meet cash needs depends upon certain factors, including the market value of our assets, our operating cash flows and our perceived creditworthiness.
•We are dependent on the earnings of our subsidiaries.
•We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations.
•We may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation of existing laws and regulations, in the U.S. and other jurisdictions.
•Global regulatory and legislative actions and reforms have made compliance in the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.
•Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.
•Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.
•Our contractual obligations may subject us to indemnification costs and liability to third parties.
•Failure to protect our intellectual property may negatively impact our business.

If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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